UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020 (August 13, 2020)

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Broadway, 14th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 3.02. Unregistered Sales of Equity Securities.

On August 13, 2020, Emerald Holding, Inc., a Delaware corporation (the “Company”), completed  the previously announced issuance and sale of 22,660,587 shares (the “Backstop Sale”) of its 7% Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to OPV Gem Aggregator LP, a Delaware limited partnership (in its capacity as assignee of Onex Partners V LP) (OPV Gem Aggregator LP and Onex Partners V LP, together with certain investment funds managed by an affiliate of Onex Corporation that are currently holders of the Company’s outstanding common stock, collectively “Onex”). The Backstop Sale was completed pursuant to the Investment Agreement dated as of June 10, 2020 between Onex Partners V LP and the Company, under which, among other things, Onex had agreed to purchase, for a subscription price equal to $5.60 per share, any shares of Series A Preferred Stock not subscribed for by the Company’s common stockholders in the Company’s previously announced rights offering. In connection with the Backstop Sale, the Company received proceeds of approximately $126.9 million, which it expects to use to pay certain fees and expenses associated with the sale of the Series A Preferred Stock and for general corporate purposes, including organic and acquisition growth initiatives.

The issuance and sale of the 22,660,587 shares of Series A Preferred Stock by the Company to Onex described above is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Onex has represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of Series A Preferred Stock or shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issued in connection with any future conversion of the Series A Preferred Stock.

The shares of Common Stock issuable to Onex upon conversion of shares of the Series A Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act or pursuant to another available exemption.

Item 8.01. Other events

A copy of the press release announcing the completion of the Backstop Sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description

99.1	Press Release dated August 13, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2020		EMERALD HOLDING, INC.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel and Corporate Secretary